UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2005

Golden Telecom, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27423	51-0391303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Representation Office Golden TeleService, 1 Kozhevnichesky Proezd, Moscow,		115114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(011-7-501) 797-9300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Effective February 1, 2005, Derek A. Bloom commenced employment with Golden Telecom, Inc. (the "Company or GTI") as Senior Vice-President, General Counsel, and Corporate Secretary. The terms of Mr. Bloom's employment include an annual minimum base salary of $300,000. In addition, Mr. Bloom is to be granted 5,500 shares of the Company’s common stock and is entitled to receive an annual incentive bonus based upon the attainment of performance criteria under the Company’s annual incentive bonus plan then in effect. The target amount for such annual incentive bonus is $105,000, although the actual amount of the annual incentive bonus will depend on the satisfaction of the reasonable performance goals established by the Company’s Board of Directors. Mr. Bloom is also eligible to participate in the 1999 Equity Participation Plan of Golden Telecom, Inc. and GTI’s Long Term Incentive Bonus Program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Telecom, Inc.

February 7, 2005	By:	Brian Rich

Name: Brian Rich
Title: Senior Vice-President, Chief Financial Officer and Treasurer